File No. _____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT
Under The Securities Act of 1933

DOMINION RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Virginia	54-1229715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Tredegar Street
Richmond, Virginia 23219
(804) 819-2000
(Address of registrant's principal executive offices, including zip code)

Dominion Transmission and Hope Gas Union Savings Plan
(formerly Thrift Plan of CNG Transmission and Hope Gas, Inc. for Employees Represented by the United Gas Workers Union, Local No. 69-Division II, SEIU, AFL-CIO)

Dominion Peoples Gas Union Savings Plan
(formerly Thrift Plan of the Peoples Natural Gas Company for Employees Represented by the United Gas Workers Union, Local 69-Division I, SEIU, AFL-CIO)

Dominion East Ohio West Ohio Gas Division Union Savings Plan
(formerly Thrift Plan of the West Ohio Gas Division of the East Ohio Company for Employees Represented by Local Union No. 308, the Utility Workers Union of America, AFL-CIO)

Dominion East Ohio Gas Union Savings Plan
(Full title of the plan)

Carter M. Reid, Vice President, General Counsel & Corporate Secretary
Sharon L. Burr, Deputy General Counsel & Assistant Corporate Secretary
Dominion Resources, Inc.
120 Tredegar Street
Richmond, Virginia 23219
(804) 819-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer X	Accelerated filer
Non-accelerated filer	Smaller reporting company

DELETION OF PLAN

In its Registration Statement on Form S-8 (File No. 333-95795), filed on January 31, 2000 (the “2000 Registration Statement”), Dominion Resources, Inc., a Virginia corporation (the Registrant), registered 2,000,000 shares of its common stock, no par value, for issuance to participants in the Dominion Resources, Inc., Thrift Plans of Consolidated Natural Gas Company and its Participating Subsidiaries (the Plans).  In its Registration Statement on Form S-8 (File No. 333-85094), filed on March 28, 2002 (the “2002 Registration Statement”), the Registrant registered an additional 1,000,000 shares of common stock, no par value, for issuance to participants under the Plans.  The Registrant registered an additional 1,700,000 shares of its common stock, no par value, for issuance to participants in the Plans in its Registration Statement on Form S-8 (File No. 333-149989) filed on March 31, 2008 (together with the 2000 and 2002 Registration Statements, the “Registration Statements”).  Effective September 30, 2011, the Dominion Peoples Gas Union Savings Plan (formerly Thrift Plan of the Peoples Natural Gas Company for Employees Represented by the United Gas Workers Union, Local 69-Division I, SEIU, AFL-CIO) was merged into the Dominion Salaried Savings Plan and the Registration Statements are amended to remove the Dominion Peoples Gas Union Savings Plan.  No additional shares of Dominion Resources, Inc. common stock are being registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and in accordance with Rule 478 thereto, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on July 17, 2012.

DOMINION RESOURCES, INC.

By:	/s/ Thomas F. Farrell, II
Thomas F. Farrell, II, Chairman, President
and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities indicated on the 17th day of July, 2012.  The officers and directors whose signatures appear below hereby constitute Carter M. Reid, Sharon L. Burr or Morenike K. Miles, any of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the Registration Statements making such changes in the Registration Statements as the Registrant deems appropriate, and generally to do all things in their name and in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title
Chairman, President and Chief Executive Officer
/s/ Thomas F. Farrell, II
Thomas F. Farrell, II

/s/ William P. Barr	Director
William P. Barr

/s/ Peter W. Brown	Director
Peter W. Brown

/s/ Helen E. Dragas	Director
Helen E. Dragas

/s/ John W. Harris	Director
John W. Harris

/s/ Robert S. Jepson, Jr.	Director
Robert S. Jepson, Jr.

/s/ Mark J. Kington	Director
Mark J. Kington

/s/ Frank S. Royal	Director
Frank S. Royal

/s/ Robert H. Spilman, Jr.	Director
Robert H. Spilman, Jr.

/s/ David A. Wollard	Director
David A. Wollard

/s/ Mark F. McGettrick	Executive Vice President and Chief Financial Officer
Mark F. McGettrick

/s/ Ashwini Sawhney	Vice President – Accounting and Controller (Chief Accounting Officer)
Ashwini Sawhney

Pursuant to the requirements of the Securities Act of 1933, the Chair of the Administrative Benefits Committee for each of the undersigned Plans have duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on the Plans’ behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia on the 17th day of July, 2012.

Dominion Transmission and Hope Gas Union Savings Plan

By:	/s/ Steven A. Rogers
Name:	Steven A. Rogers
Title:	Chair, Administrative Benefits Committee
Dominion East Ohio West Ohio Gas Division Savings Plan

By:	/s/ Steven A. Rogers
Name:	Steven A. Rogers
Title:	Chair, Administrative Benefits Committee
Dominion East Ohio Gas Union Savings Plan

By:	/s/ Steven A. Rogers
Name:	Steven A. Rogers
Title:	Chair, Administrative Benefits Committee